UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 30, 2008

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers

Michael D. Mahre resigned from his position as President and Chief Executive Officer of SelectBuild effective April 30, 2008. Effective February 19, 2008, Stanley Wilson became President and Chief Operating Officer and assumed operating responsibilities for both of our segments, BMC West and SelectBuild.

Under the separation agreement, Mr. Mahre will receive an acceleration of his base salary and participate in our medical, dental and vision insurance through January 18, 2009. Termination of employment for purposes of Mr. Mahre’s existing management performance units from the annual incentive plan and management retention units as well as share options and restricted shares will occur effective January 18, 2009. Obligations under any other agreement or plan between the Company and Mr. Mahre were superseded by the separation agreement.

Pursuant to the terms of the separation agreement, Mr. Mahre will not provide services to others engaged in residential construction services or building materials distribution through January 18, 2009. Through January 18, 2009, Mr. Mahre will provide transitional consultation and complete specific projects at the direction of Robert E. Mellor, Chairman and Chief Executive Officer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: May 1, 2008	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary